EXHIBIT 21

List of Subsidiaries of Registrant at December 31, 2006

Regions Bank (1)

Morgan Keegan & Company, Inc. (5)

MK Assets, Inc.(7)

MK Licensing, Inc. (7)

Southpoint Structured Assets, Inc. (7)

MK Holding, Inc. (2)

Athletic Resource Management, Inc. (5)

Morgan Keegan Fund Management, Inc. (5)

Morgan Asset Management, Inc. (5)

Wealthtrust, Inc. (5)

Merchant Bankers, Inc. (5)

Morgan Keegan Mortgage Company, Inc. (5)

Morgan Keegan Municipal Products, Inc. (7)

Morgan Keegan Municipal Products II, Inc. (7)

Morgan Properties, LLC (5)

Morgan Keegan Insurance Agency of Alabama, Inc. (2)

Morgan Keegan Insurance Agency of Louisiana, Inc. (6)

Morgan Keegan Insurance Agency of Arkansas, Inc. (8)

Morgan Keegan Financial Products, Inc. (5)

MK Investment Management, Inc. (7)

Morgan Keegan Funding Corporation (5)

Cumberland Securities Company, Inc. (5)

Regions Financial Leasing, Inc. (2)

Regions Agency, Inc. (2)

Regions Acceptance, LLC (2)

Regions Life Insurance Company (3)

Regions Agency, Inc. (Louisiana) (6)

Regions Title Company, Inc. (5)

MCB Life Insurance Company (5)

Credit Source, Inc. (5)

Regions Interstate Billing Service, Inc. (2)

Regions Asset Management Company, Inc. (2)

RAMCO - FL Holding, Inc. (2)

Regions Asset Holding Company (2)

Regions Asset Company (7)

Regions Licensing Company (7)

Regions Investment Management Holding Company (7)

Regions Investment Management Company (7)

Regions Financial (DE), Inc. (7)

Regions Insurance Agency of Arkansas (8)

Regions Insurance Group, Inc. (5)

Rebsamen Insurance, Inc. (8)

Crockett Adjustment, Inc. (8)

ICT Insurance Agency, Inc. (5)

Regions Insurance Services, Inc. (5)

Regions Insurance Services of Alabama, Inc. (2)

EFC Holdings Corporation (10)

EquiFirst Corporation (10)

EquiFirst Mortgage Corporation of Minnesota (11)

Regions Reinsurance Corporation (12)

Fundexpress, Inc. (7)

UP Energy Investments, Inc. (7)

Union Planters Mortgage Finance Corporation (7)

Quatre Corporation (14)

Magna Data Services, Inc. (15)

UPTENCO, Inc. (5)

UPARTCO, LP (5)

UP Mortgages GP (13)

UPBNA Holdings, Inc. (7)

UPB Holdings, Inc. (7)

Union Planters Preferred Funding Corp. (7)

Union Planters Preferred Funding II Corp. (7)

UPB Investments, Inc. (5)

UPIB, Inc. (7)

MICB, Inc. (7)

PFIC Corporation (5)

PFIC Pennsylvania Agency, Inc. (16)

Union Planters Insurance Agency of Georgia, Inc. (4)

PFIC Florida Agency, Inc. (13)

Union Planters Insurance Agency of Texas (17)

PFIC Arizona Agency, Inc. (18)

Union Planters Agency, Inc. (8)

Union Planters Insurance Agency of Florida, Inc. (13)

Union Planters Agency, Inc. (2)

PFIC Tennessee Agency, Inc. (5)

Union Planters Insurance of North Carolina, Inc. (10)

PFIC New York Agency, Inc. (19)

PFIC Indiana Agency DBA Union Planters Insurance Agency, Inc. (20)

Union Planters Insurance Agency of Mississippi, Inc. (22)

PFIC Mississippi Agency, Inc. (22)

Navigator Agency Incorporated (17)

PFIC Michigan Agency, Inc. (23)

PFIC Securities Corporation (5)

PFIC Investment Advisors (5)

PFIC Arkansas Agency, Inc. (8)

PFIC Ohio Agency, Inc. (24)

PFIC Agency, Inc. (15)

PFIC Agency New Mexico, Inc. (28)

PFIC Missouri Agency, Inc. (14)

PFIC Louisiana Agency, Inc. (6)

PFIC Alabama Agency, Inc. (2)

PFIC Wisconsin Agency, Inc. (29)

PFIC California Agency, Inc. (33)

PFIC New Hampshire Agency, Inc. (34)

Union Planters Insurance Agency, Inc. (5)

CID Holding Company (5)

Union Planters Home Equity Corp. (7)

UP Investments LP (5)

Union Planters Hong Kong, Inc. (5)

Union Planters Hong Kong Trade Services Limited (30)

Planters Enterprise Holding, Inc. (15)

Planters Enterprise of Illinois, Inc. (15)

Capital Factors Holdings, Inc. (13)

CF One, Inc. (7)

CF Investor Corporation (7)

CF Two LLC (7)

Capital Factors, Inc. (13)

Capital Tempfunds, Inc. (10)

CF Funding Corporation (7)

Albrecht & Associates, Inc. (7)

ASB Affordable Housing, Inc. (2)

AmSouth Auto Receivables LLC (2)

Regions Business Capital Corporation (7)

AmSouth Investment Management Company LLC (2)

AmSouth Finance Corporation (2)

AmSouth Investment Services, Inc. (2)

AmSouth Leasing Corporation (2)

AmSouth Leasing, Ltd. (2)

A-F Leasing, Ltd.(2)

Cahaba Holdings, Inc. (7)

Cahaba Corporation (7)

AmSouth Asset Management, Inc. (2)

Cahaba International, Inc. (7)

GTC Title, Inc. (2)

AmSouth Reinsurance Company, Ltd. (31)

Cahaba International, Ltd.(32)

MCC Holdings, Inc. (2)

Meriwether Capital Corporation

FMLS, Inc. (5)

First AmTenn Life Insurance Company (3)

OakBrook Investments, LLC (49%)

Southern Equity Mortgage, LLC (50.1%)

Leader Holding Company, LLC (5)

First Service Corporation (17)

RF Trust Company, Inc. (2)

AmSouth Community Development Corporation (non profit)(5)

(1)	Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2)	Organized under the laws of the state of Alabama.

(3)	Incorporated under the laws of the state of Arizona.

(4)	Incorporated under the laws of the state of Georgia.

(5)	Incorporated under the laws of the state of Tennessee.

(6)	Incorporated under the laws of the state of Louisiana.

(7)	Incorporated under the laws of the state of Delaware.

(8)	Incorporated under the laws of the state of Arkansas.

(9)	Formed under the Delaware Limited Liability Company Act.

(10)	Incorporated under the laws of the state of North Carolina.

(11)	Incorporated under the laws of the state of Minnesota.

(12)	Incorporated under the laws of the state of Vermont.

(13)	Incorporated under the laws of the state of Florida.

(14)	Incorporated under the laws of Missouri.

(15)	Incorporated under the laws of Illinois.

(16)	Incorporated under the laws of Pennsylvania.

(17)	Incorporated under the laws of Texas.

(18)	Incorporated under the laws of Arizona.

(19)	Incorporated under the laws of New York.

(20)	Incorporated under the laws of Indiana.

(21)	Incorporated under the laws of Iowa.

(22)	Incorporated under the laws of Mississippi.

(23)	Incorporated under the laws of Michigan.

(24)	Incorporated under the laws of Ohio.

(25)	Incorporated under the laws of Oregon.

(26)	Incorporated under the laws of Kentucky.

(27)	Incorporated under the laws of Virginia.

(28)	Incorporated under the laws of New Mexico.

(29)	Incorporated under the laws of Wisconsin.

(30)	Incorporated under the laws of the Peoples’ Republic of China.

(31)	Incorporated under the laws of the Turks and Cacios Islands.

(32)	Incorporated under the laws of Bermuda.

(33)	Incorporated under the laws of California.

(34)	Incorporated under the laws of New Hampshire.